SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K


                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 9, 1996


                     STEWART ENTERPRISES, INC.
       (Exact name of registrant as specified in its charter)

               LOUISIANA           0-19508           72-0693290
    (State or other jurisdiction  (Commission      (I.R.S. Employer
           of incorporation)    File Number)      Identification No.)


                  110 Veterans Memorial Boulevard
                     Metairie, Louisiana  70005
        (Address of principal executive offices) (Zip Code)

                           (504) 837-5880
        (Registrant's telephone number, including area code)

                           Not Applicable
   (Former name of former address, if changed since last report)

Item 5.  Other Events

   On September 9, 1996 the Company issued the attached earnings release for the quarter ended July 31, 1996.

CONTACT:  Ronald H. Patron
          Stewart Enterprises, Inc.
          110 Veterans Blvd.
          Metairie, LA 70005
          504/837-5880


FOR IMMEDIATE RELEASE
STEWART ENTERPRISES REPORTS THIRD QUARTER RESULTS -
REVENUES RISE 19%, EARNINGS INCREASE 36%

Metairie, Louisiana, September 9, 1996. . . Stewart Enterprises, Inc. (Nasdaq NMS:STEI) today announced a 19.0% increase in revenues and a 35.8% increase in net earnings for the third quarter ended July 31, 1996, before giving effect to the non-cash, non-recurring charge taken in the third quarter of 1995 related to the vesting of its performance-based stock options.

Revenues for the third quarter increased 19.0% to $108.9 million from $91.5 million reported a year ago. Net earnings increased 35.8% to $12.9 million, and earnings per share increased 29.2% to $.31 per share, from $9.5 million and $.24 per share, respectively, before giving effect to the $17.3 million ($10.9 million, or $.28 per share, after tax) non-recurring, non-cash charge required by generally accepted accounting principles in connection with the vesting of the Company's performance-based stock options, recorded during the third quarter of fiscal 1995. Fiscal 1996 per share performance reflects a 6.9% increase in the weighted average number of common shares outstanding, from 38.9 million to 41.6 million. Share and per share amounts for 1995 have been restated to reflect the Company's 3-for-2 stock split effective June 21, 1996.

For the nine months ended July 31, 1996, revenues grew 17.1% to $320.1 million from $273.4 million reported for the comparable period last year. Net earnings increased 42.1% to $38.8 million, and earnings per share increased 20.5% to $.94 per share, from $27.3 million and $.78 per share, respectively, before giving effect to the $17.3 million ($10.9 million, or $.31 per share, after tax) stock option charge recorded in the third quarter of 1995. For the current year to date period, the weighted average number of common shares outstanding increased 18.0%, from 35.0 million to 41.3 million, due principally to the Company's public offering of 6,037,500 Class A common shares in May 1995. Share and per share amounts for 1995 have been restated to reflect the Company's 3-for-2 stock split effective June 21, 1996.

MARGINS CONTINUE TO EXPAND; ACQUISITION PROGRAM STRONG
William E. Rowe, President and COO, stated, "Once again, we are pleased to report another strong financial performance. For the quarter, our gross margin expanded to 27.3% from 24.8%, and our operating margin increased to 24.6% from 21.7%, excluding the effect of the stock option charge recorded in fiscal 1995. For the nine-month period, our gross margin increased to 27.5% from 24.4%, while our operating margin expanded to 24.6% from 21.6%, excluding the stock option charge. These results reflect continuing improvements in our core business and contributions from recent acquisitions."

Mr. Rowe went on to say, "Thus far in fiscal 1996, we have acquired or committed to acquire 133 funeral homes and 16 cemeteries for an aggregate purchase price of approximately $183 million. Included in our commitments is the acquisition of 82 businesses in Montreal and Quebec, representing the largest acquisition ever to be completed by the Company."

EXPANSION INTO CANADA; PERFORMANCE ON TRACK FOR THE YEAR
Joseph P. Henican, III, CEO, commented, "We are extremely pleased with the opportunity to establish our presence in Canada through an affiliation with the Urgel Bourgie firm. Upon completion of the acquisition, we look forward to carrying on the fine business and outstanding reputation of Urgel Bourgie by serving the families in the Montreal and Quebec City regions."

Mr. Henican continued, "We are very excited about our financial performance thus far this fiscal year and are on track to achieve our goal of 20% growth in earnings per share over 1995 levels, excluding the stock option charge. This excellent performance is a direct result of the dedication and commitment of the entire Stewart team to enhance shareholder value."

Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in North America, currently owning and operating 209 funeral homes and 114 cemeteries in 21 states, Puerto Rico, Mexico, Australia and New Zealand.

Statements made herein that are not historical facts are forward-looking statements. The Company's actual results could differ materially due to several important factors including the following: the Company's ability to sustain recent levels of acquisition activity and enter new markets; the economy, death rate and competition in the Company's markets; financial market conditions, including stock and bond prices and interest rates;
the Company's ability to achieve economies of scale and manage growth; and the performance of acquired businesses. Such factors, and others, are more fully described in Item 5 of the Company's Form 10-Q for the quarter ended April 30, 1996. The Company assumes no obligation to update information contained herein.


                                #####

                STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF EARNINGS
                                (Unaudited)
              (Dollars in thousands, except per share amounts)



                                   Three Months Ended July 31,
                                   ____________________________
                                        1996          1995
                                   ____________  ____________
Revenues:
   Funeral                         $    56,971   $    45,979
   Cemetery                             50,813        44,690
   Construction and sales contracts      1,150           855
                                   ____________  ____________
      Total revenues                   108,934        91,524
                                   ____________  ____________
Costs and expenses:
   Funeral                              37,908        32,688
   Cemetery                             40,294        35,281
   Construction and sales contracts      1,009           851
                                   ____________  ____________
      Total costs and expenses          79,211        68,820
                                   ____________  ____________
   Gross profit                         29,723        22,704
Corporate general and administrative     2,884         2,839
                                   ____________  ____________
   Operating earnings before
      performance-based
      stock options                     26,839        19,865
Performance-based stock options            -          17,252
                                   ____________  ____________
   Operating earnings                   26,839         2,613
Interest expense                        (6,558)       (5,608)
Investment and other income                397           802
                                   ____________  ____________
   Earnings (loss) before income tax    20,678        (2,193)
Income taxes                             7,754          (810)
                                   ____________  ____________
   Net earnings (loss)             $    12,924   $    (1,383)
                                   ============  ============
   Earnings (loss) per common share$      0.31   $     (0.04)<F1>
                                   ============  ============
Weighted average common shares
  outstanding (in thousands)            41,551        38,879<F1>
                                   ============  ============
Dividends per common share         $      0.02   $     0.007<F1>
                                   ============  ============

<F1> Restated to reflect the Company's three-for-two stock split effective June 21, 1996.

                 STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF EARNINGS
                                  (Unaudited)
                (Dollars in thousands, except per share amounts)


                                   Nine Months Ended July 31,
                                   ___________________________
                                        1996          1995
                                   _____________  ____________
Revenues:
   Funeral                         $   164,974   $   137,352
   Cemetery                            150,802       132,591
   Construction and sales contracts      4,338         3,448
                                   ____________  ____________
      Total revenues                   320,114       273,391
                                   ____________  ____________
Costs and expenses:
   Funeral                             111,610        97,885
   Cemetery                            116,596       105,659
   Construction and sales contracts      3,863         3,018
                                   ____________  ____________
      Total costs and expenses         232,069       206,562
                                   ____________  ____________
   Gross profit                         88,045        66,829
Corporate general and administrative     9,149         7,796
                                   ____________  ____________
   Operating earnings before
      performance-based
      stock options                     78,896        59,033
Performance-based stock options           -           17,252
                                   ____________  ____________
   Operating earnings                   78,896        41,781
Interest expense                       (18,580)      (17,249)
Investment and other income              1,804         1,505
                                   ____________  ____________
   Earnings before income taxes         62,120        26,037
Income taxes                            23,295         9,635
                                   ____________  ____________
   Net earnings                    $    38,825   $    16,402
                                   ============  ============
   Earnings per common share       $      0.94   $      0.47<F1>
                                   ============  ============
Weighted average common shares
  outstanding (in thousands)            41,315        34,995<F1>
                                   ============  ============
Dividends per common share         $     0.046   $      0.02<F1>
                                   ============  ============

<F1> Restated to reflect the Company's three-for-two stock split effective June 21, 1996.


                            SIGNATURE




   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  STEWART ENTERPRISES, INC.



September 9, 1996                 /s/  KENNETH C. BUDDE

                                  Kenneth C. Budde
                                  Senior Vice President Finance
                                  Secretary and Treasurer
                                  (Principal Accounting Officer)